Exhibit 99.1

Senmiao Technology Reports Financial Results

for Fourth Fiscal Quarter and Fiscal Year 2019

Results demonstrate positive transition of Senmiao’s primary business model from peer-to-peer lending to automobile transactions in China

CHENGDU, China, July 3, 2019/ PRNewswire/ -- Senmiao Technology Limited (NASDAQ: AIHS) (“Senmiao”), a provider of automobile transaction and related services and an operator of an online lending marketplace connecting Chinese investors with individual and small-to-medium-sized enterprise borrowers in China, today announced its financial results for the fiscal fourth quarter and fiscal year ended March 31, 2019.

Fourth Quarter of Fiscal Year 2019 Highlights

●	Total revenues increased by 1,477.6% year-over-year to $2,514,672 from $159,399
●	Revenues from automobile transaction and related services accounted for 96.7% while revenue from online lending services accounted for 3.3% of total revenues, reflecting a positive transition of Senmiao’s primary business model away from the highly regulated peer-to-peer lending sector in China
●	Gross profit increased by 340.7% year-over-year to $702,485 from $159,399
●	Net loss decreased by 76.5% year-over-year to $2,053,864 from $8,747,832
●	Loss per share decreased by $0.32 year-over -year to $0.08 from $0.40
●	Sold 212 automobiles, facilitated and serviced 259 new automobile purchase transactions and provided management and guarantee services to over 1,000 automobiles

Full Year of Fiscal Year 2019 Highlights

●	Total revenues increased by 490.2% year-over-year to $2,921,063 from $494,897
●	Revenues from automobile transaction and related services accounted for 87.3% while revenue from online lending services accounted for 12.7% of total revenues
●	Gross profit increased by 124.1% year-over-year to $1,108,876 from $494,897
●	Net loss decreased by 53.9% year-over-year to $4,542,525 from $9,858,972

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “With total revenues increasing by 1,477.6% to more than $2.5 million and gross profit increasing by 340.7% to $0.7 million, both record high since our inception in 2017, our financial results for the fourth quarter of fiscal year 2019 marked the positive commencement and expansion of our new automobile transaction business and serve as a validation of our transformation from an online lending marketplace to a more diversified financial service company in China. Our automobile transaction and related services business (which we entered as a result of our acquisition of Hunan Ruixi Financial Leasing Co., Ltd. (or Hunan Ruixi) in November 2018) contributed 96.7% and 88.3% of total revenues and gross profit, respectively, in the fourth quarter, making it our primary business segment, and we expect this trend to continue as we diversify away from our peer-to-peer lending business, which became subject to significant regulation and governmental scrutiny in China over the last year.”

“The acquisition of Hunan Ruixi has allowed us to capitalize on the growing ride-sharing market in second and third-tier cities in China, like Chengdu. Looking ahead, we expect the automobile transaction and related services business to continue to drive significant growth in both revenues and gross profit during 2019 and beyond,” concluded Mr. Wen.

Financial Results for Fourth Quarter of Fiscal Year 2019

Revenues

For the quarter ended March 31, 2019, total revenues increased by $2,355,273, or 1,477.6%, to $2,514,672 from $159,399 for the same period of fiscal year 2018. The increase in total revenues was attributable to the growth of our automobile transaction following the Hunan Ruixi acquisition in November 2018.

Revenues from automobile transaction and related services were $2,432,371 for the quarter ended March 31, 2019, compared to $0 for the same period of fiscal year 2018. Revenues were derived primarily from sales of an aggregate of 212 automobiles, through facilitating and servicing 259 new automobile purchases, providing management and guarantee services for over 1,000 automobiles, as well as commissions from insurance companies and services fees from Didi Chuxing Technology Co., Ltd., a major transportation network company in China that operates the largest ride-hailing platform in China (“Didi”).

Revenues from online lending services decreased by $77,098, or 48.4%, to $82,301 for the quarter ended March 31, 2019 from $159,399 for the same period of fiscal year 2018 due to the decrease in loan amount facilitated.

Cost of revenues

Cost of revenues represents the costs related to our automobile transaction and related services business and was $1,812,187 for the quarter ended March 31, 2019, compared to $0 for the same period of fiscal year 2018 since we only provided online lending services and did not incur cost of revenues for the same period of fiscal year 2018.

Gross profit

Gross profit increased by $543,086, or 340.7%, to $702,485 for the quarter ended March 31, 2019 from $159,399 for the same period of fiscal year 2018. Gross profit from automobile transaction and related services was $620,184 accounting for 88.3% of total gross profit for the quarter ended March 31, 2019. Gross profit from online lending services decreased by $77,098, or 48.4%, to $82,301 for the quarter ended March 31, 2019 from $159,399 for the same period of fiscal year 2018.

Operating expenses

For the quarter ended March 31, 2019, selling, general and administrative expenses (“SG&A”) expenses increased by $786,139, or 141.0%, to $1,343,594 from $557,455 for fiscal year 2018. The increase in SG&A expenses was primarily due to increased salary and employee benefits as well as rental and other marketing and advertising related services expenses that were related to our automobile transactions and related services business.

Amortization of intangible assets was $74,467 for the quarter ended March 31, 2019, compared to $171,348 for the same period of fiscal year 2018, representing a decrease of 56.5%, mainly attributable to the decrease in net book value of our online lending platform as a result of the impairment charges of $2,000,175 for fiscal year 2018.

Impairments of intangible assets and goodwill were $1,225,073 for the quarter ended March 31, 2019, compared to $8,179,381 for the same period of fiscal year 2018. Such impairments relate to our peer-to-peer lending business.

Total operating expenses decreased by $6,265,050, or 70.3%, to $2,643,134 for the quarter ended March 31, 2019 from $8,908,184 for the same period of fiscal year 2018.

Net loss and loss per share

As a result of the foregoing, net loss was $2,053,864 or loss per share of $0.08, for the quarter ended March 31, 2019 as compared to net loss of $8,747,832, or loss per share of $0.40, for the same period of fiscal year 2018.

Financial Results for Fiscal Year 2019

Revenues

For our fiscal year 2019 which ended March 31, 2019, total revenues increased by $2,426,166, or 490.2%, to $2,921,063 from $494,897 for fiscal year 2018. The increase in total revenues was attributable to the growth of our automobile transaction and related services following the acquisition of Hunan Ruixi in November 2018.

Revenues from automobile transaction and related services were $2,551,107 for fiscal year 2019, compared to $0 for fiscal year 2018. Our revenues are primarily from sales of an aggregate of 212 automobiles, through facilitating and servicing 311 new automobile purchases, providing management and guarantee services for 1,060 automobiles, as well as other miscellaneous services fees including commissions from insurance companies and services fees from Didi.

Revenues from online lending services decreased by $124,941, or 25.2%, to $369,956 for fiscal year 2019 from $494,897 for fiscal year 2018. The decrease was due to the decrease in loan amount facilitated and we focused on compliance rather than launching new loan products to attract new customers of our online lending services.

Cost of revenues

Cost of revenues represents the costs related to our automobile transaction and related services and was $1,812,187 for fiscal year 2019, compared to $0 for fiscal year 2018 since we only provided online lending services and did not incur cost of revenues during fiscal year 2018.

Gross profit

Gross profit increased by $613,979, or 124.1%, to $1,108,876 for fiscal year 2019 from $494,897 for fiscal year 2018. Gross profit from online lending services decreased by $124,941, or 25.2%, to $369,956 for the fiscal year 2019 from $494,897 for fiscal year 2018. Gross profit from automobile transaction and related services was $738,920 and accounted for 66.6% of total gross profit for fiscal year 2019.

Operating expenses

For fiscal year 2019, SG&A expenses increased by $2,506,868, or 165.2%, to $4,024,672 from $1,517,804 for fiscal year 2018. The increase in SG&A expenses was primarily due to increased salary and employee benefits as well as professional fees associated with being a public company since March 2018.

Amortization of intangible assets was $308,043 for fiscal year 2019, compared to $659,558 for fiscal year 2018, representing a decrease of 53.3%, mainly attributable to the decrease in net book value of our online lending platform as a result of the impairment charges of $2,000,175 for fiscal year 2018.

Impairments of intangible assets and goodwill was $1,225,073 for fiscal year 2019, compared to $8,179,381 for fiscal year 2018. Such impairments relate to our peer-to-peer lending business.

Total operating expenses decreased by $4,798,955, or 46.3%, to $5,557,788 for the fiscal year 2019 from $10,356,743 for the fiscal year 2018.

Net loss and loss per share

As a result of the foregoing, net loss was $4,542,525, or loss per share of $0.18, for fiscal year 2019 as compared to net loss of $9,858,972, or loss per share of $0.45, for fiscal year 2018.

Further information regarding Senmiao’s results of operations, business generally and related risk factors will be available in Senmiao’s Annual Report on Form 10-K which is being filed with the U.S. Securities and Exchange Commission, which readers are encouraged to review.

About Senmiao

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, guarantee and other automobile transaction services. Senmiao also operates an online lending platform, which connects Chinese investors with individual and small-to-medium-sized enterprise borrowers. For more information about Senmiao, please visit: http://www.senmiaotech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release of Senmiao contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the development of Senmiao’s automobile transaction and related services, the Chinese ride-sharing and automobile financial leasing markets, the Chinese online marketplace lending industry and Senmiao’s plans, objectives, goals, strategies, and performance, as well as the assumptions such statements and other statements that are not statements of historical facts. When Senmiao uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Senmiao’s expectations, including, but not limited to, risks and uncertainties relating to the following:  the risk that the anticipated growth of Senmiao’s automobile transaction and related services may not be realized; Senmiao’s future business development; product and service demand and acceptance; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; the impact of government regulations; fluctuations in general economic and business conditions in China and other risks expressed in reports filed by Senmiao with the U.S. Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance on any forward-looking statements. Senmiao’s filings with the U.S. Securities and Exchange Commission are available for review at www.sec.gov. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Julie Zhu

Email: julie@ihongsen.com

Phone: +86-181-9085-0098

Investor Relations:

Tony Tian, CFA
Weitian Group LLC
Email: ttian@weitianco.com

Phone: +1-732-910-9692

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS

As of March 31, 2019 and 2018

(Expressed in U.S. dollar, except for the number of shares)

	March 31, 2019	March 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$5,020,510	$11,141,566
Accounts receivable	326,181	-
Inventories	1,508,244	-
Finance lease receivables, net, current portion	10,254	-
Prepayments, receivables and other assets, net	3,793,468	70,421
Escrow receivable due within one year	600,000	-
Due from related parties	140,498	-
Total Current Assets	11,399,155	11,211,987

Property and equipment, net	125,885	8,872

Other Assets
Intangible assets, net	296,091	1,953,223
Prepayments for intangible assets	470,706	-
Escrow receivable	-	1,200,000
Finance lease receivables, net	22,298	-
Total Assets	$12,314,135	$14,374,082

LIABILITIES AND EQUITY
Current Liabilities
Borrowings from financial institutions	$219,157	$-
Borrowings from third parties	476,765	-
Advances from customers	38,996	-
Income tax payable	21,905	-
Accrued expenses and other liabilities	1,500,803	404,604
Due to stockholders	1,080,047	1,090,808
Due to related parties and affiliates	415,931	-
Total Current Liabilities	3,753,604	1,495,412

Borrowings from financial institutions, noncurrent	177,789	-
Total Liabilities	3,931,393	1,495,412

Commitments and Contingencies

Stockholders' Equity
Common stock (par value $0.0001 per share, 100,000,000 shares authorized; 25,945,255 and 25,879,400 shares issued and outstanding at March 31, 2019 and 2018, respectively)	2,595	2,588
Additional paid-in capital	23,833,112	23,611,512
Accumulated deficit	(15,031,538)	(10,481,669)
Accumulated other comprehensive loss	(428,771)	(253,761)
Total Stockholders’ Equity	8,375,398	12,878,670

Noncontrolling interests	7,344	-
Total Equity	8,382,742	12,878,670
Total Liabilities and Equity	$12,314,135	$14,374,082

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended March 31, 2019 and 2018

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended March 31,
	2019	2018

Revenues	$2,921,063	$494,897
Cost of revenues	(1,812,187)	-
Gross profit	1,108,876	494,897

Operating expenses
Selling, general and administrative expenses	(4,024,672)	(1,517,804)
Amortization of intangible assets	(308,043)	(659,558)
Impairments of intangible assets and goodwill	(1,225,073)	(8,179,381)
Total operating expenses	(5,557,788)	(10,356,743)

Loss from operations	(4,448,912)	(9,861,846)

Other (expenses) income, net	(37,830)	2,874
Interest expenses	(33,878)	-
Loss before income taxes	(4,520,620)	(9,858,972)

Income tax expenses	(21,905)	-
Net loss	(4,542,525)	(9,858,972)

Net income attributable to noncontrolling interests	(7,344)	-

Net loss attributable to stockholders	$(4,549,869)	$(9,858,972)

Net loss	$(4,542,525)	$(9,858,972)

Other comprehensive (loss) income
Foreign currency translation adjustment	(175,010)	854,001
Comprehensive Loss	(4,717,535)	(9,004,971)

Less: total comprehensive income attributable to noncontrolling interests	(7,344)	-
Total comprehensive loss attributable to stockholders	$(4,724,879)	$(9,004,971)

Weighted average number of common stock
Basic and diluted	25,882,287	21,967,776

Loss per share
Basic and diluted loss for the years	$(0.18)	$(0.45)

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2019 and 2018

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended March 31,
	2019	2018

Cash Flows from Operating Activities:
Net loss	$(4,542,525)	$(9,858,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	22,851	3,580
Amortization of intangible assets	308,043	659,558
Impairments of intangible assets and goodwill	1,225,073	8,179,381
Provision of doubtful accounts	5,077	-
Changes in operating assets and liabilities:
Accounts receivable	(274,507)	(52,744)
Inventories	(1,491,928)	-
Prepayments, receivables and other assets	(1,930,415)	-
Advances from customers	19,944	-
Income tax payable	21,905	-
Accrued expenses and other liabilities	380,256	293,892
Net Cash Used in Operating Activities	(6,256,226)	(775,305)

Cash Flows from Investing Activities:
Purchases of property and equipment	(28,870)	(2,990)
Purchases of intangible assets	(471,555)	-
Addition in finance lease receivables	(32,200)	-
Net Cash Used in Investing Activities	(532,625)	(2,990)

Cash Flows from Financing Activities:
Net proceeds from issuance of common stock in the IPO	-	9,641,604
Proceeds from exercise of underwriter’s over-allotment option	-	1,411,368
Proceeds borrowed from stockholders	1,973,479	792,382
Repayments to stockholders	(1,900,000)	(105,630)
Release of escrow receivable	600,000	-
Borrowings from third parties	471,608
Repayments of borrowings from related parties and affiliates	(487,115)	-
Repayments of noncurrent borrowings from financial institutions	(175,581)	-
Cash received from acquisition	218,816	-
Net Cash Provided by Financing Activities	701,207	11,739,724

Effect of exchange rate changes on cash and cash equivalents	(33,412)	18,845

Net (decrease) increase in cash and cash equivalents	(6,121,056)	10,980,274
Cash and cash equivalents at beginning of year	11,141,566	161,292
Cash and cash equivalents at end of year	$5,020,510	$11,141,566

Supplemental Cash Flow Information
Cash paid for interest expense	$33,878	$-
Cash paid for income tax	$-	$-
Non-cash Transaction in Investing and Financing Activities
Unpaid property and equipment purchases	$-	$4,166
IPO issuance costs net against additional paid-in capital	$-	$1,264,628
Escrow receivable in connection with IPO	$-	$1,200,000
IPO expenses paid by the Company’s stockholders	$70,687	$67,277
Assume of net liabilities of Ruixi, excluding cash and cash equivalents	$(149,680)	$-